Exhibit 10.2

SECOND AMENDMENT To CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of May 6, 2020, by and among GOODRICH PETROLEUM CORPORATION, a Delaware corporation (“Parent”), Goodrich Petroleum Company, L.L.C., a Louisiana limited liability company (the “Borrower”), each of the Lenders which is signatory hereto, and TRUIST BANK, succesor by merger to SunTrust Bank, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity “Administrative Agent”) and as Issuing Bank under the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Parent, Borrower, Administrative Agent, the Lenders and the Issuing Bank are parties to that certain Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of May 14, 2019 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), whereby upon the terms and conditions therein stated the Lenders have agreed to make certain loans to the Borrower upon the terms and conditions set forth therein;

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below; and

WHEREAS, subject to the terms and conditions hereof, the Lenders are willing to agree to the amendments to the Credit Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

SECTION 1.     Definitions. Unless otherwise defined in this Amendment, each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. The interpretive provisions set forth in Section 1.04 of the Credit Agreement shall apply to this Amendment.

SECTION 2.     Amendments to Credit Agreement. Effective on the Amendment Effective Date, the Credit Agreement is amended as follows:

(a)     The definition of “2021 Notes” in Section 1.02 of the Credit Agreement is amended and restated in its entirety as follows:

“2021 Notes” means the 13.50% Convertible Second Lien Senior Secured Notes due 2021 issued under the Second Lien Indenture on the Second Lien Debt Issuance Date, substantially in the form attached to the Second Lien Documents Certificate, as amended pursuant to that certain First Amendment to Indenture and Notes, dated as of May 6, 2020, among the Parent, the Borrower and Wilmington Trust, National Association in its capacity as trustee and collateral agent.

(b)     The definition of “Issuing Bank” in Section 1.02 of the Credit Agreement is amended by deleting the reference to “SunTrust Bank” and replacing it with “Truist Bank, successor by merger to SunTrust Bank”.

(c)     The definition of “Maturity Date” in Section 1.02 of the Credit Agreement is amended and restated in its entirety as follows:

“Maturity Date” means the earlier of (a) May 14, 2024 and (b) the date that is 180 days prior to the “Maturity Date” as defined in the 2021 Notes (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time) to the extent that the 2021 Notes have not been voluntarily redeemed, repurchased, refinanced or otherwise retired by such date.

(d)     The definition of “Required Hedges” in Section 1.02 of the Credit Agreement is amended and restated in its entirety as follows:

“Required Hedges” means Swap Agreements entered into by the Borrower or Parent at prices reasonably acceptable to the Administrative Agent on not less than 50% of the aggregate projected production of crude oil and natural gas from the Proved Reserves classified as “Developed Producing Reserves” attributable to the Oil and Gas Properties of the Loan Parties as reflected in the Reserve Report prepared by Netherland, Sewell & Associates, Inc., as of December 31, 2019, for the period from April 1, 2020 through March 31, 2022 (provided that any volumes with respect to crude oil shall be calculated on an Mcf equivalent basis).

(e)     Section 8.17 of the Credit Agreement is amended and restated in its entirety as follows:

“Section 8.17     Required Hedges. The Borrower or Parent will, no later than May 6, 2020, enter into the Required Hedges and provide reasonably satisfactory evidence thereof to the Administrative Agent.”

(f)     Section 12.01(a)(ii) of the Credit Agreement is amended by deleting each reference to “SunTrust Bank” and replacing it with “Truist Bank”.

SECTION 3.     Borrowing Base(a)     . Effective on the Amendment Effective Date, the Borrowing Base is decreased to $120,000,000 until the next redetermination or adjustment thereof pursuant to the Credit Agreement. The Borrowing Base redetermination provided for by this Amendment is the March 1, 2020 Scheduled Redetermination under the Credit Agreement. This Amendment shall serve as a New Borrowing Base Notice under the Credit Agreement.

SECTION 4.     Conditions of Effectiveness(a)     .

(a)     This Amendment shall become effective as of the date (the “Amendment Effective Date”) that each of the following conditions precedent shall have been satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

(1)     The Administrative Agent shall have received (which may be by electronic transmission), in form and substance satisfactory to the Administrative Agent, a counterpart of this Amendment which shall have been executed by the Administrative Agent, the Issuing Bank, the Lenders, the Borrower and the Parent (which may be by PDF transmission);

(2)     Each of the representations and warranties set forth in Section 5 of this Amendment shall be true and correct;

(3)     Since December 31, 2018, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect; and

(4)     Borrower shall have paid all fees and expenses due to the Lenders, the Administrative Agent, the Issuing Bank and the Arranger (including, but not limited to, reasonable attorneys’ fees of counsel to the Administrative Agent).

(5)     The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the maturity date of the Second Lien Debt (as set forth in the Second Lien Documents) has been extended to a date that is no earlier than May 31, 2022.

(6)     The Administrative Agent shall have received a certificate, duly executed by a Responsible Officer of the Borrower and dated as of the date that the Second Lien Debt maturity extension contemplated by Section 4(a)(5) occurs, in form and substance reasonably acceptable to the Administrative Agent, certifying that attached thereto is a true, correct and complete duly executed copy of that certain First Amendment to Indenture and Notes, dated as of May 6, 2020, among the Parent, the Borrower and Wilmington Trust, National Association in its capacity as trustee and collateral agent.

(b)     Without limiting the generality of the provisions of Sections 6.01 and 6.02 of the Credit Agreement, for purposes of determining compliance with the conditions specified in Section 4(a), each Lender that has signed this Amendment (and its permitted successors and assigns) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.

SECTION 5.     Representations and Warranties. Each of the Parent and the Borrower represents and warrants to Administrative Agent and the Lenders, with full knowledge that such Persons are relying on the following representations and warranties in executing this Amendment, as follows:

(a)     It has the organizational power and authority to execute, deliver and perform this Amendment, and all organizational action on the part of it requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

(b)     The Credit Agreement, the Loan Documents and each and every other document executed and delivered to the Administrative Agent and the Lenders in connection with this Amendment to which such Loan Party is a party constitute the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)     This Amendment does not and will not violate any provisions of any of limited liability company agreement, bylaws and other organizational and governing documents of such Loan Party.

(d)     No consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, is required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment.

(e)     Before and after giving effect to this Amendment, the representations and warranties of such Loan Party contained in Article VII of the Credit Agreement or in any other Loan Document are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except that any representation and warranty which by its terms is made as of a an earlier date shall be required to be so true and correct in all material respects only as of such earlier date.

(f)     Before and after giving effect to this Amendment, no Default, Event of Default or Borrowing Base Deficiency shall exist and be continuing.

(g)     Since December 31, 2018, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 6.     Miscellaneous.

(a)     Reference to the Credit Agreement. Upon the effectiveness hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)     Effect on the Credit Agreement; Ratification. Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. By its acceptance hereof, each of the Parent and the Borrower hereby ratifies and confirms each Loan Document to which it is a party in all respects, after giving effect to the amendments set forth herein.

(c)     Extent of Amendments. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are not amended, modified or affected by this Amendment. Each of the Parent and the Borrower hereby ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral and the Liens on the Collateral securing the Secured Obligations are unimpaired by this Amendment and remain in full force and effect.

(d)     Loan Documents. The Loan Documents, as such may be amended in accordance herewith, are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. This Amendment is a Loan Document.

(e)     Claims. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Administrative Agent and Lenders to enter into this Amendment, the Borrower represents and warrants that, as of the date hereof, it does not know of any defenses, counterclaims or rights of setoff to the payment of any Secured Obligations of the Borrower to Administrative Agent, Issuing Bank or any Lender.

(f)     Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or pdf shall be equally as effective as delivery of a manually executed counterpart.

(g)     Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

(h)     Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 7.     NO ORAL AGREEMENTS. THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY THE BORROWER, the Parent, ADMINISTRATIVE AGENT, ISSUING BANK AND/OR LENDERS REPRESENT THE FINAL AGREEMENT BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

SECTION 8.     No Waiver. The Borrower hereby agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Administrative Agent or any Lender. Nothing contained in this Amendment (a) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which may exist under the Credit Agreement or the other Loan Documents, or (b) shall constitute or be deemed to constitute an election of remedies by the Administrative Agent, Issuing Bank or any Lender, or a waiver of any of the rights or remedies of the Administrative Agent, Issuing Bank or any Lender provided in the Credit Agreement, the other Loan Documents, or otherwise afforded at law or in equity.

Signatures Pages Follow

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PARENT:	GOODRICH PETROLEUM CORPORATION

By: /s/ Michael J. Killelea
Name:Michael J. Killelea
Title:Executive Vice President, General Counsel and Corporate Secretary

BORROWER:	GOODRICH PETROLEUM COMPANY, L.L.C.

By: /s/ Michael J. Killelea
Name:Michael J. Killelea
Title:Executive Vice President, General Counsel and Corporate Secretary

TRUIST BANK, SUCCESSOR BY MERGER TO SUNTRUST BANK,
as Administrative Agent, as Issuing Bank and as a Lender

By: /s/ Benjamin L. Brown
Name: Benjamin L. Brown
Title: Director

ROYAL BANK OF CANADA

By: /s/ Katy Berkemeyer
Name: Katy Berkemeyer
Title: Authorized Signatory

Citizens Bank, N.A.

By: /s/ Kelly Graham
Name: Kelly Graham
Title: Vice President

CIT BANK, N.A.

By: /s/ John Feeley
Name: John Feeley
Title: Directory

CATHAY BANK

By: /s/ Dale T Wilson
Name: Dale T Wilson
Title: Senior Vice President